EXHIBIT 10.1

                              MailKey Corporation
                             26 Bradmore Park Road
                                     London
                                     W6 ODT

January 18,2005

To:Ivan Zweig
iElement Inc.


Dear Ivan,


Re:  Ivan Zweig Employment Agreement - Binding Letter of Intent


The goal of this letter is to set forth the essential terms and conditions of your Employment Agreement following the Mailkey and I-Element, Inc. merger agreement to be consummated on January 17,2005.

The terms and conditions set forth here shall be considered binding to both parties and will survive until the Parties reach a definitive agreement on an Employment Agreement. Both Parties to this Binding Letter of Intent agree to work in good faith to complctc thc dcfinitive Employment Agreement within 60 days of the closing of the merger between Mailkey Corporation ("Parent") and I-Element, Inc. ("Sub")."). This Letter of Intent replaces any earlier letter of intent.

The Parties agree to the following terms and conditions:
     1. Ivan Zweig's base salary will be paid to Krarnerica Capital Corporation and will equal $25,000 per month.
     2.   Title shall be Chief Executive Officer of both Parent and Sub.
     3.   Duties shall be all the usual duties of CEO.
     4.   Mr. Zwcig primary office shall bc in the Dallas, TX metropolitan area.
     5. He shall receive standard benefits as provided by Sub, but in no event shall he receive less than four weeks of vacation per year, and as revised or amended from time to time.
     6. Mr. Zweig shall have all reasonable business expenses reimbursed by Sub.
     7.   Termination / Cessation of Services by Mr. Zweig:
               a. If Mr. Zweig is terminated without cause by the Parent, Parent shall immediately pay off all Notes owed to Mr. Zweig or his entities, shall fully vest and accelerate all outstanding unvested options, and shall pay off in full his earned performance bonuses, shall pay all accrued vacation and other benefits.
               b. If Parent terminates Ivan Zweig prior to expiration of the 48 month period for any reason other than "cause," then parent is obligated to:

Page 2
January 18,2005
Re:  Ivan Zweig Employment Agreement - Binding Letter of Intent


                    i. Pay Mr. Zweig in full all Notes owed to either Ivan Zweig or Kramerica Capital Corporation,
                    ii. Pay Mr. Zweig within five busincss days at least 75% of thc earned bonus plan set forth by the Company Board of Directors.
               c. If Mr. Zweig is terminated for cause, Company shall pay off all of Notes and other obligations due and payable to Mr. Zweig within 60 days.
8. The term of this Employment Agreement will be 48 months; unless an event of default pursuant to section 3.1A of the Company loan notes issued in pursuance of the merger with iElement is declared, in which event, the employment agreement under this letter and any subsequent binding employment agreement(s) shall be immediately terminated with no further payment due except any base salary and expenses due up until the date of the declaration of the event of default.
9.   Mr Zweig will receive bonuses according to the following
-    Months 1-12 no bonus
- Months 13 -24 $1M target bonus. This bonus will be calculated on the closing average revenue number and EBITDA for months 22-24. The target is $15M in annualized revenue ($1,250,000 per month) with an EBITDA target of 15%.
- Months 25-36 $2M target bonus. The target is $22.5M in actual revenue during months 25-36. with an EBITDA of 18%.
- Months 37-48 $3M target bonus. The target is $30M in actual revenue during months 37-48, with an EBITDA of 21%.
There will be a sliding scale agreed by the company for providing partial bonuses if the performance is less than the target, but still good. Bonus will be paid in promissory notes. Any cash payment to Mr Zweig against the promissory notes cannot exceed 25% of EBITDA cash flow in one month.
10. During the term of this Agreement, Mailkey shall nominate Ivan Zweig for a seat on the Parent's Board of Directors; and

//

// Intentionally Left Blank

//

Page 3
January 18,2005
Re:  Ivan Zweig Employment Agreement - Binding Letter of Intent


11. Mailkey shall use its best efforts to cause I-Element to enter into an Employment Agreement with Ivan Zweig pursuant to the essential terms and conditions of this Letter of Intent.


IN WITNESS WHEREOF, the parties have executed this Binding Letter of Intent as to the above essential terms and conditions for an Emp1oyment Agreement between Company and Mr. Ivan Zweig as of the date first hereinabove written.


COMPANY - MAILKEY CORPORATION

/s/ Tim Dean-Smith
---------------------------------------
By:     Tim Dean-Smith
     ----------------------------------
Its:    CEO
     ----------------------------------


I-ELEMENT, INC.

/s/ Ivan Zweig
---------------------------------------
By:     Ivan Zweig
     ----------------------------------
Its:    CEO
     ----------------------------------


KRAMERICA CAPITAL CORPORATION, a Nevada corporation

/s/ Ivan Zweig
---------------------------------------
By:     Ivan Zweig
     ----------------------------------
Its:    CEO
     ----------------------------------


IVAN ZWEIG, as an individual

/s/ Ivan Zweig
---------------------------------------
By:     Ivan Zweig
     ----------------------------------
Its:    CEO
     ----------------------------------